EXHIBIT 10.23

                           PURCHASE AGREEMENT BETWEEN
                               KOLAR AND UNIVERSAL
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INTRODUCTION (THE PARTIES)

      This Agreement, effective as of November 10, 1997, by and between KOLAR INC., a company of the state of Delaware, having a principal place of business at 407 Cliff Street, Ithaca, NY 14850 (hereinafter referred to as ("KOLAR") and UNIVERSAL INSTRUMENTS CORPORATION (hereinafter referred to as UNIVERSAL), a Corporation of the State of Delaware, having a principal place of business at 90 Bevier Street, Binghamton, New York, 13904.

                                    RECITALS

      UNIVERSAL may purchase from KOLAR and KOLAR is willing to sell to UNIVERSAL, Product for integration and installation by UNIVERSAL with UNIVERSAL'S equipment upon the terms and conditions that are hereinafter set forth.

      THEREFORE, KOLAR AND UNIVERSAL AGREE AS FOLLOWS:

                                   DEFINITIONS

      For the purposes of this Agreement, and solely for that purpose, the terms set forth herein will be defined as follows:

      A. The "PA" is a document which identifies agreed to pricing of Products to be provided by KOLAR to UNIVERSAL.

      B. "Product" will mean those components and assemblies referenced by part number and revision in the PA's identified in Exhibit A. PA's referenced in Exhibit A may only be modified upon the mutual consent of both parties.

      C. "Replacement Parts" will mean all the individual parts, components or assemblies used to maintain or repair UNIVERSAL machines.

1. SALES, PRICING AND PAYMENT

      A. KOLAR agrees to sell to UNIVERSAL Products in accordance with this AGREEMENT.

      B. UNIVERSAL may offer to purchase additional Products from KOLAR. The terms of this agreement apply to any additions mutually agreed by KOLAR and UNIVERSAL. Such additions shall be added to a PA identified in Exhibit A.

      C. Exhibit B defines the method for establishing price and agreed to cost reduction expectations.

      D. If KOLAR offers Products to a third party at a price less than that charged UNIVERSAL or a first tier source of UNIVERSAL, such lower prices will be made available to UNIVERSAL and

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            made available to first tier sources of UNIVERSAL. Such lower prices will be made available within thirty (30) calendar days of their offer to a third party.

      E. Payment to KOLAR for Products purchased by UNIVERSAL will be made in US dollars, net 30 days after receipt of Product by UNIVERSAL.

2. SPECIFICATIONS AND DESIGN

      No modifications to the specification or design of a Product listed on a PA identified in Exhibit A will be made without UNIVERSAL'S prior written consent. UNIVERSAL agrees to accommodate the change within twelve months of notification.

3. TOOLING

      A. All molds, jigs, fixtures, dies and patterns (hereinunder "Tooling") paid for by UNIVERSAL will become the property of UNIVERSAL. Tooling paid for or provided by UNIVERSAL under this Agreement will be marked "Property of Universal Instruments Corporation" with the appropriate tool number assigned and will be consigned to KOLAR. UNIVERSAL has the right at any time to remove any or all UNIVERSAL owned Tooling at no charge to UNIVERSAL. KOLAR will modify UNIVERSAL owned Tooling, as directed by UNIVERSAL, maintain and provide all necessary repairs, at UNIVERSAL'S expense for the Tooling herein. KOLAR will be responsible for any damage not attributable to normal wear and tear of Tooling. UNIVERSAL makes no warranties of any kind as to the suitability of the Tooling provided and KOLAR assumes full responsibility to qualify any or all Tooling in accordance with UNIVERSAL approved process. KOLAR assumes all risks and liabilities for property damage or personal injury that may arise from the installation, modification, operation and removal of Tooling.

      B.    Tooling paid for by KOLAR will become the property of KOLAR.

      C. KOLAR will restrict the use of Tooling developed and manufactured on behalf of UNIVERSAL to process UNIVERSAL Product.

      D. The provisions of this Particle 3 shall survive termination of this Agreement.

4. PURCHASE COMMITMENT

      A. UNIVERSAL'S obligation to purchase is limited to those commitments established by UNIVERSAL'S Kanban, Linestocking, Vendor Schedule, Purchase Order and agreed to exception as set forth in Exhibit C.

      B. If the KANBAN delivery mechanism is used, UNIVERSAL shall only be held liable for the cost of one Kanban release quantity or the equivalent of four weeks demand, whichever the lesser. Release quantity or demand will be defined by the Kanban lot sizing software provided by UNIVERSAL. Reimbursement will only be made for material that is unique to UNIVERSAL and has been obsoleted by engineering change or has not been requested by UNIVERSAL for a period in excess of one year.
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      C.    If the LINE STOCKING delivery mechanism is used UNIVERSAL shall only be held liable for the cost of a quantity equal to the average weekly quantity delivered over the four week period prior to a schedule change. Reimbursement will only be made for material that is unique to UNIVERSAL and has been obsoleted by engineering change or has not been requested by UNIVERSAL for a period in excess of one year.

      D. If a VENDOR SCHEDULE delivery mechanism is used UNIVERSAL shall only be held liable for the cost of four weeks worth of unconsumed requirements. KOLAR will be responsible for providing documentation to substantiate a claim. Reimbursement will only be made for material that is unique to UNIVERSAL and has been obsoleted by engineering change or has not been requested by UNIVERSAL for a period in excess of one year.

5. SHIPPING

      A. KOLAR will package the Products for shipment to avoid damage during normal handling and in accordance with UNIVERSAL'S packaging specification 43233602.

      B. All goods must be prepared for shipment at KOLAR'S expense in conformance with the Carriers' tariffs to insure safe delivery at the lowest cost. Containers and closures must meet the requirements of the National Motor Freight Classification, Uniform Freight Classification Rules and Regulations and tariffs of other common Carriers applicable to the mode of transportation. KOLAR will mark containers, packages, etc. with necessary lifting, loading and shipping information, KOLAR should release shipment to the Carrier with no valuations. If KOLAR prepays the transportation charges, such charges must be supported by a copy of the Carrier's bill or other evidence satisfactory to UNIVERSAL. Failure to submit such proof at the time UNIVERSAL is billed or within 30 days after such evidence is requested by UNIVERSAL will constitute a waiver by KOLAR of such charges. Excess shipping costs due to KOLAR'S delinquency or failure to follow standard routing instructions without an authorized deviation from UNIVERSAL will be KOLAR'S responsibility.

      C. Releases/packing slips must reference UNIVERSAL'S part number, PA number, quantity and warehouse location.

      D. Products will be shipped F.O.B. shipping point to UNIVERSAL'S designated locations.

6. QUALITY

      KOLAR will be responsible for Product quality and where applicable compliance with UNIVERSAL'S specifications and standards. UNIVERSAL may reject any or all Product which contains defective material, workmanship, or does not conform to UNIVERSAL'S specifications and standards. Rejected material may be returned at KOLAR'S invoice price, plus additional handling cost incurred by UNIVERSAL. Payment by UNIVERSAL will not constitute acceptance.

7. WARRANTY AND REWORK
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      A.    KOLAR expressly warrants all Product against defects resulting from the design, workmanship, materials and/or manufacture of the Product and will conform to specifications and standards for a period of two years from the date of acceptance. Notice of all claims by UNIVERSAL under this warranty will be given to KOLAR within two years of delivery. Said Product must be operated within the limits of the performance specifications. Provided that UNIVERSAL notifies KOLAR as provided for above with respect to any defect, KOLAR will at KOLAR'S expense and at KOLAR'S option, promptly replace or accept the return of (and credit UNIVERSAL for) any defective Product. All costs of shipment to and from KOLAR will be the responsibility of KOLAR.

            THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES WHETHER STATUTORY, EXPRESSED, OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF FITNESS FOR USE AND MERCHANTABILITY EXCEPT AS TO TITLE.

      B. If received Product is found to be defective, and UNIVERSAL has the capability to repair and time does not permit normal replacement processing, KOLAR agrees to reimburse UNIVERSAL for the cost of that repair. UNIVERSAL will notify KOLAR of the anticipated cost and approval before starting repair.

8. SALE OF PRODUCT OR EQUIPMENT TO OTHERS

      KOLAR agrees to sell Products made to UNIVERSAL'S drawing and/or specification only to UNIVERSAL or UNIVERSAL designated third parties. It is the responsibility of KOLAR to ensure that the Product ordered is for direct sale to UNIVERSAL, or UNIVERSAL designated third parties, and not to others. In the event that the Product ordered from KOLAR is from a designated that request will be referred to UNIVERSAL'S Worldwide Parts Service and Distribution for quotation and availability.

9. DISCONTINUANCE/ALLOCATION OF PRODUCT

      KOLAR agrees to notify UNIVERSAL, in writing within 48 hours, after a decision that a Product listed on a PA is being discontinued or going on allocation. An appropriate product support plan will be developed jointly with UNIVERSAL prior to the actual discontinuance or allocation. If required by UNIVERSAL, KOLAR agrees to service and support form, fit and function-compatible engineered replacements to UNIVERSAL for seven years after the announcement to discontinue a Product.

10. PATENTS, COPYRIGHTS AND PROPRIETARY RIGHTS

      A. Except with respect to Products manufactured to UNIVERSAL specifications, KOLAR agrees to indemnify and hold UNIVERSAL and their end users harmless against all claims that the Products produced by KOLAR and any related documentation infringe any patent, copyright, trade secrets or other intellectual property rights of third parties.
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            KOLAR hereby represents to UNIVERSAL that it is has no knowledge of any such claim of infringement. Each party hereby agrees to give the other party prompt written notice of any claim of infringement of which it hereafter becomes aware. KOLAR will assume the defense of any suit, action, proceeding or objection based on any such claim of infringement brought against UNIVERSAL and/or end user(s) relating to the Products and/or any related documentation by reputable counsel retained at the expense of KOLAR and will pay any damages assessed against or otherwise payable by UNIVERSAL and/or end user in any such suit as a result of the final disposition of any such claim, suit, action, proceeding or objection. UNIVERSAL will give KOLAR the cooperation it requires, at KOLAR'S sole cost for all expenses incurred by UNIVERSAL except for salaries of the employees of UNIVERSAL and fees and expenses of any counsel retained by UNIVERSAL in the defense of any such claim, suit, action, proceeding or objection. Notwithstanding the forgoing, UNIVERSAL may be represented in any such suit by its Counsel at its own cost and expense.

      B. In the event of any claim that the use or sale of the Products or any part thereof or any related documentation furnished by KOLAR is alleged to infringe on any third party patent, copyright or other intellectual property right, KOLAR, at its sole cost and expense, will promptly and expeditiously take one of the following action:
            (a) procure for UNIVERSAL the right to continue the use and sale of the Products, part and/or documentation; (b) modify the infringing portions of the Products, part and/or documentation so they become non- infringing or (c) replace the Product with non-infringing product with the same form, fit and function.

      C. The provisions of this Article 10 shall survive any termination of this Agreement.

11. TERM AND TERMINATION

      A.    Unless earlier terminated pursuant to the other provisions of this
            Article 11, this Agreement will be deemed effective as of the date written above and will continue in full force and effect for a period of four years.

      B. Except as expressly provided herein, the expiration or termination of this Agreement will not affect or impair the rights, liabilities, and obligations of either party to the other as provided pursuant to this Agreement or under any purchase order for Products existing prior to such expiration or termination, nor will such expiration or termination relieve either party of any obligation or liability accrued under this Agreement or pursuant to any purchase order prior to such expiration or termination, nor effect or impair the rights of either party arising under this Agreement prior to such expiration or termination.

      C. In the event that there is a material breach by UNIVERSAL of any of the terms or conditions of this Agreement and if UNIVERSAL fails to cure such breach within 30 days after written notice from KOLAR describing the breach and requesting its cure, then KOLAR may terminate this Agreement effective at the end of said 30 days;
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12. SEVERABILITY

      In case any one or more of the provisions contained in this Agreement will for any reason be held to be invalid, illegal, or unenforceable in any respect, except in those instances where removal or elimination of such invalid, illegal, or unenforceable provision or provisions would result in a failure of consideration under this Agreement, such invalidity, illegality, or unenforceability will not affect any other provision hereof, and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

13. FORCE MAJEURE

      Neither party shall be responsible for delays in performance due to causes beyond its control, including but not limited to acts of God, war (whether declared or undeclared), fire or strikes.

14. ENTIRE AGREEMENT

      This Agreement and the Exhibits attached hereto shall constitute the entire agreement between UNIVERSAL and KOLAR with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties relating to such transactions. No amendment to or modification of this Agreement will be binding unless in writing and signed by duly authorized representatives of both parties and attached hereto as Exhibit D. No provision contained on the reverse side of any KOLAR Quotation, acceptance, invoice or any other KOLAR acknowledgment form will be effective.

15. ASSIGNABILITY

      This Agreement may not be assigned by either party without the prior consent of the other party however, either party may assign this Agreement to any entity which acquires substantially all of the assets or business of the Assignor, without such consent.

16. RELATIONSHIP OF THE PARTIES

      Both parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended or is to be construed to constitute UNIVERSAL and KOLAR as partners, agents, or joint ventures with respect to this Agreement. Neither party hereto shall have an express or implied right or authority to assume or create any obligations on behalf or in the name of the other party or to bind the other party to any contract, agreement, or undertaking with any third party.

17. COMPLIANCE WITH LAWS

      KOLAR will comply with all applicable federal, state and local laws, rules and regulations. KOLAR warrants that all goods and services supplied pursuant to this Agreement will have been produced in compliance with all applicable federal, state and local laws, orders, rules and regulations. KOLAR will indemnify UNIVERSAL and its customers for loss or damage sustained because of KOLAR'S noncompliance with any law, order, rule or regulation.

      KOLAR will furnish to UNIVERSAL any information required by UNIVERSAL and reasonably available to KOLAR during the term of the Agreement or any extensions hereof to enable UNIVERSAL to comply with the requirements of any federal, state and/or government agency.
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18. USE AND HANDLING OF HAZARDOUS MATERIALS

      A. "Hazardous Materials" will mean any hazardous or toxic substance, material or waste (including constituents thereof) that is or becomes regulated by governmental authorities including any material or substance that is:

            i. listed or defined as a "hazardous waste", "hazardous substance" or "toxic substance" under the environmental laws;

            ii.   petroleum and its by-products;

            iii.  asbestos, radon gas, urea formaldehyde foam insulation;

            iv.   polychlorinated biphenyl; or

            v. designated as a hazardous or toxic substance or waste or by words similar in import by any local, state, or federal environmental law or regulation.

      B. Prior to commencing any activity and/or bringing any materials onto UNIVERSAL premises (owned or leased), KOLAR will:

            i. Identify to the designated UNIVERSAL representative all hazardous materials that KOLAR will use to perform the services identified in the specification and indicate the amount of such hazardous material that will be required to perform the services on a weekly basis. All materials to be used on UNIVERSAL premises must be reviewed and approved by the designated UNIVERSAL representative.

            ii. Clearly label all hazardous materials which UNIVERSAL permits KOLAR to bring onto UNIVERSAL premises and inform all employees of UNIVERSAL who have a need to know as to the nature and potential hazards of such materials.

            iii. Provide to the designated UNIVERSAL representative Material Safety Data Sheets (OSHA form 20 or the equivalent) for all hazardous materials identified above.

19. OZONE DEPLETING SUBSTANCES

      The manufacturer/KOLAR of any material purchased under this Agreement is certifying by acceptance of this Agreement that either the material is not manufactured with any substance that harms public health and environment by destroying ozone in the upper atmosphere or if the material was manufactured with ozone destroying substances, the manufacturer/KOLAR certifies that the material is labeled according to the Clean Air Act Amendments of 1990 public law 101-549 Section 611(d)(2) or any alternative labeling that the Environmental Protection Agency has determined acceptable.

20. EQUAL EMPLOYMENT OPPORTUNITY AND AFFIRMATIVE ACTION

      This order incorporated by reference: (a) all provisions of 41 C.F.R. 60-1.4 and 60-2 as implemented by Federal Acquisition Regulation (FAR) 52.222-26(b)(1)-(11) pertaining to the Equal Opportunity clause; (b) all provisions of 41 C.F.R. 60-250 as implemented by FAR 52.222-35 and - 37 pertaining to employment reports and affirmative action for disabled veterans and veterans of the
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      Vietnam Era; and (c) all provisions of 41 C.F.R. 60-741 as implemented by
      FAR 52.222-36 pertaining to affirmative action for handicapped/disabled workers. KOLAR agrees to comply with any and all applicable State and Local Government Equal Employment Opportunity and Affirmative Action laws, including any and all applicable statutes, rules, regulations, ordinances and other guidelines.

21. EEO-1 REPRESENTATION

      KOLAR represents that it has submitted Standard Form 100 (EEO-1) compliance reports as required by 41 C.F.R. 60-1.7 as implemented by FAR 52.222-22.

22. CERTIFICATION OF NON SEGREGATED FACILITIES

      KOLAR certifies that in compliance with 41 C.F.R. 60-1.8 as implemented by FAR 52.222-21, it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained. KOLAR agrees that breach of this certification is a violation of the Equal Opportunity clause incorporated herein. KOLAR further agrees that it will either: (a) obtain certifications of non-segregated facilities from proposed subcontractors for specific time periods; or (b) obtain certifications of non-segregated facilities from proposed subcontractors before the award of any subcontracts subject to the Equal Opportunity clause will retain such certifications in its files and forward the Notice set forth in FAR 52.222-21 to proposed subcontractors.

23. APPLICABLE LAW

      This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

24. EXHIBITS

      The Exhibits listed below are attached and made a part of this Agreement:

25. REFERENCE MATERIAL

      The following reference material can be found on the UNIVERSAL web site "uic.com";

                Kanban Procedure
                Packaging Specification

      IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.


      UNIVERSAL INSTRUMENTS                        KOLAR
      CORPORATION

      (  )  BY:                                    BY:
                -------------------------------        ------------------------
            Ian deSouza                  (date)                       (date)
            Vice President Corporate Operations
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      (  )  BY:                                    BY:
                -------------------------------        ------------------------
            Marshall Viall               (date)
            Purchasing Agent, Commodity Team Leader